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                                                                   EXHIBIT 10.23

                                                                 AUGUST 30, 1996


                            MAXUS ENERGY CORPORATION
                         STOCK APPRECIATION RIGHTS PLAN
                                    "PROBAC"


1.   ESTABLISHMENT AND PURPOSE

1.1  Establishment of the PLAN:
     -------------------------

     Maxus Energy Corporation ("Maxus" or the "Company") has established this Stock Appreciation Rights Plan for selected officers and EMPLOYEES of the Company ("PROBAC"). The terms and provisions applicable thereto are listed hereinbelow.

1.2  Purpose:
     -------

     The PROBAC is intended to promote the interests of Maxus and its shareholders, by giving its top executive officers and other key EMPLOYEES, an incentive in the long term to work toward the continued growth and success of Maxus though the grants of stock appreciation rights ("SARs") with respect to YPF Sociedad Anonima's, the owner of all or substantially all of Maxus' common stock ("YPF"), common shares of stock. The Maxus Board of Directors also contemplates that the grants of SARs under the PROBAC will enhance Maxus' ability to attract and retain the highly skilled individuals necessary for its continued growth and success.

2.   DEFINITIONS

     Whenever used fully capitalized herein, the following terms shall have the specific meanings set forth below. The singular shall include the plural and vice versa whenever the context shall so require, and references to the masculine gender are for convenience and shall include the feminine gender.

     BOARD shall mean Maxus' Board of Directors.

     BONUS GUIDELINES shall mean the rules and figures included in the COMMUNICATION LETTER that enable the calculation of the AWARD granted to the PARTICIPANT under the PROBAC in the referenced PLAN YEAR and include the GRANT DATE, the number of SARs granted and the INITIAL VALUE.

     CAUSE shall mean the PARTICIPANT's willful misconduct or gross negligence which is materially and demonstrably injurious to Maxus.

     COMMITTEE shall mean the Compensation Committee of the BOARD.
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     COMMUNICATION LETTER shall mean the letter whereby the PARTICIPANT is informed about his participation in the PLAN in a given PLAN YEAR and wherein the BONUS GUIDELINES applicable thereto are set.

     DISABILITY shall mean a mental or physical disability of a PARTICIPANT, which is (i) permanent, and (ii) total or serious enough so as to prevent the PARTICIPANT from performing his material duties (with or without reasonable accommodation) as determined by a physician designated by Maxus.

     EMPLOYEE shall mean any person working full time for Maxus not on an independent contractor basis.

     EXERCISE DATE shall mean the occasion on which, according to this PLAN, the economic worth of a SAR previously granted to a PARTICIPANT is defined and the said SAR is extinguished.

     EXERCISE VALUE shall mean, with respect to a specific SAR, one SHARE's average closing price for the last ten business days prior to the EXERCISE DATE of such SAR during which the SHARE was listed.

     GRANT shall mean the occasion upon which a SAR is granted to a PARTICIPANT.

     GRANT DATE shall mean the grant date specified in the COMMUNICATION LETTER.

     INITIAL VALUE shall mean, with respect to a specific SAR, one SHARE's average closing price for the last ten business days prior to the GRANT DATE of such SAR during which the SHARE was listed. In cases of the EXERCISE VALUE and the INITIAL VALUE the value shall be made with reference to the closing prices published in the New York Stock Exchange Composite Report, failing which, it shall be made according to the same data published in another specialized publication.

     PARTICIPANT shall mean upon his participation in the PROBAC in a given PLAN YEAR, those officers and EMPLOYEES of Maxus selected by the President to receive GRANTS of SARs under the PLAN.

     PLAN shall mean this PROBAC, including any amendments thereto.

     PLAN YEAR shall mean a calendar year under the PROBAC beginning on or after January 1, 1996. (It is understood that the first PLAN YEAR will be a partial calendar year which begins on the date this PLAN is established and ends on December 31, 1996.)

     PRESIDENT shall mean the President and Chief Executive Officer of Maxus.
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     RETIREMENT shall mean the TERMINATION OF EMPLOYMENT (when no CAUSE exists)
     decided by the PARTICIPANT (i) on or after reaching the age of 62, or (ii) between the age of 55 and 62, with the consent of the BOARD.

     SAR shall mean each of the stock appreciation rights granted to a PARTICIPANT under the PROBAC.

     SHARES shall mean YPF's Class "D" shares, par value of $10 pesos each.

     SPREAD shall mean any excess, if any of (i) the EXERCISE VALUE corresponding to the exercised SAR over (ii) the INITIAL VALUE corresponding to said SAR, except when the SPREAD on any EXERCISE DATE shall exceed 100% of the INITIAL VALUE corresponding to the relevant SAR, in which case the SPREAD shall be deemed to equal 100% of the said INITIAL VALUE.

     TERMINATION FOR CAUSE shall mean the decision made by the competent corporate management authority, on the basis of the existence of CAUSE, to terminate the PARTICIPANT's employment at Maxus or its affiliates.

     TERMINATION OF EMPLOYMENT shall mean the PARTICIPANT's departure from his employment at Maxus, including its affiliates.

3.   PARTICIPATION

     Only the PRESIDENT, if approved by the BOARD or COMMITTEE, and such EMPLOYEES as are appointed by the PRESIDENT will be PARTICIPANTS under the PROBAC for that PLAN YEAR. An EMPLOYEE's participation in the PROBAC in a given PLAN YEAR shall not entitle the EMPLOYEE to participate in the PROBAC in future PLAN YEARS nor to claim any other compensation whatsoever or other consequence for his exclusion.

4.   AWARD GRANTS

4.1  Procedure:
     ---------

     As soon as reasonably practicable before or after the beginning of each PLAN YEAR, the BOARD or COMMITTEE, in the case of the PRESIDENT, and the PRESIDENT, in the case of all other PARTICIPANTS, shall consider the SARs to be granted to PARTICIPANTS. Should the GRANTS be decided, the PARTICIPANTS shall be informed of their respective GRANTS in a written communication signed by the PRESIDENT or other appropriate person. The said COMMUNICATION LETTER shall embody the BONUS GUIDELINES corresponding to the PARTICIPANT and will be accompanied or preceded by a copy of the PLAN and/or a prospectus relating thereto. In order to perfect the GRANT, the PARTICIPANT shall return an executed copy of the COMMUNICATION LETTER.

     To the extent as may be required by Maxus' By-Laws, GRANTS shall be subject to the approval of the BOARD or COMMITTEE. Further, no PARTICIPANT shall
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     be entitled to any SARs that are required to be registered under U.S. or
     Argentine securities laws (or payments in respect of any such SARs) unless such SARs have been so registered. Nothing in this PLAN shall require Maxus to register such SARs.

4.2  Description of the Benefit:
     --------------------------

     The benefit conferred under PROBAC is the right of a PARTICIPANT to receive from Maxus on each EXERCISE DATE an amount in cash equivalent to the SPREAD, if any, multiplied by the number of SARs granted to that PARTICIPANT deemed exercised on such occasion.

4.3  Terms and Conditions of the SARs:
     --------------------------------

     Subject to the provisions of Section 5 below, the SARs granted on a specific GRANT DATE shall be automatically exercised as follows: (i) on the third anniversary of that GRANT DATE, one-third of the SARs granted on said GRANT DATE shall be deemed automatically exercised and will be immediately paid in cash by Maxus to the PARTICIPANT, such one-third portion to be thereafter terminated, (ii) on the fourth anniversary of that GRANT DATE, one-third of the SARs granted on said GRANT DATE will be deemed automatically exercised and will be immediately paid in cash by Maxus to the PARTICIPANT, such one-third portion to be thereafter terminated, and
     (iii) on the fifth anniversary of that GRANT DATE, the remaining SARs granted on said GRANT DATE will be deemed automatically exercised and will be immediately paid in cash by Maxus to the PARTICIPANT, such remaining portion to be thereafter terminated. Nothing in the PLAN is intended to or shall be construed to entitle any PARTICIPANT to any SHARES. If the SPREAD as to any such SARs is not positive on such an anniversary, no payment shall be due with respect to the SARs deemed exercised on the applicable anniversary.

4.4  Forfeiture of SARs:
     ------------------

     If, at the date of automatic exercise of a SAR, according to Subsection 4.3, 5.2 or 6.1, the applicable SPREAD is not positive, the applicable portion of said SAR shall be deemed to have been canceled and to have expired immediately prior to said date, there being no entitlement to nor payment in favor of the PARTICIPANT, nor any liability on the part of Maxus or any other party as concerns said PARTICIPANT, with respect to such canceled portion of said SARs.

5.   TERMINATION OF EMPLOYMENT

5.1  TERMINATION OF EMPLOYMENT due to DISABILITY, Death, RETIREMENT or
     -----------------------------------------------------------------
     Involuntary Termination:
     -----------------------

     In case of TERMINATION OF EMPLOYMENT (i) due to the PARTICIPANT's RETIREMENT, DISABILITY or death or (ii) by a decision made by Maxus' competent management authority, grounded on any reason other than CAUSE,
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     all SARs granted to the PARTICIPANT and not exercised at the date of such
     TERMINATION OF EMPLOYMENT shall be deemed automatically exercised and canceled in full and if the SPREAD is positive, will be immediately paid by Maxus to the PARTICIPANT. If the SPREAD as to such SAR is not positive on said date, no payment shall be due with respect to such SAR.

5.2  Other Reasons for TERMINATION:
     -----------------------------

     Should the TERMINATION OF EMPLOYMENT occur as a consequence of TERMINATION FOR CAUSE or of a voluntary decision made by the PARTICIPANT, other than his RETIREMENT, DISABILITY or death and should the provisions of Subsection
     5.1 not apply, all SARs granted to the PARTICIPANT not yet exercised at the date of such TERMINATION OF EMPLOYMENT shall be forfeited as concerns the PARTICIPANT and will be rendered fully void upon such TERMINATION OF EMPLOYMENT, without payment to the PARTICIPANT.

6.   OTHER PROVISIONS

6.1  Plan Termination:
     ----------------

     The PROBAC shall continue in force until terminated by the BOARD. All SARs granted but not exercised at the date of such termination shall be deemed automatically and fully exercised and canceled as of said date and if the SPREAD is positive, will be immediately paid by Maxus to the PARTICIPANT, and as to any such SAR for which the SPREAD is not positive on such date, no payment shall be due.

6.2  Plan Amendment:
     --------------

     The BOARD may, in its sole discretion, amend the PLAN in whole or in part at any time, except that no amendment may adversely alter the rights of the PARTICIPANTS with respect to the SARs granted but not yet exercised as of the date of such amendment.

6.3  Governing Law:
     -------------

     The PROBAC shall be construed in accordance with and governed by the laws of Texas.

6.4  Withholding Taxes:
     -----------------

     Maxus shall deduct from all payments under the PROBAC any withholding taxes and/or any other tax (including FICA) required by law to be withheld with respect to any such payments.

6.5  Removal:
     -------
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     No provision of this PROBAC shall interfere with, or limit in any way the right of Maxus to terminate with or without CAUSE the work relationship it has with any PARTICIPANT, or be construed to constitute a contract of employment with any PARTICIPANT or to employ a PARTICIPANT in any particular position or for any particular period.

6.6  Nontransferability :
     ------------------

     No right or interest of any PARTICIPANT under a SAR or this PROBAC may be assigned or transferred, pledged or encumbered in any manner. Any attempt to assign, transfer, pledge or encumber any such right or interest shall not be effective as to, enforceable against or recognized by Maxus.

6.7  Adjustment to SARs:
     ------------------

     In the event that at any time after the effective date of the PROBAC, the SHARES then outstanding are changed into or exchanged for a different number or kind of shares or other securities of YPF by reason of merger, consolidation, recapitalization, reorganization, reclassification, stock split, stock dividends, combination of shares, capital increase or reduction, change in the par value of the SHARES or the like, or if the market value per SHARE is subject to a technical adjustment as a result of such event or as a result of a dividend distribution or other distribution made with respect to the SHARES, the BOARD may make an appropriate and equitable adjustment in the number and/or INITIAL VALUE of all SARs outstanding in order to prevent the reduction or enlargement of a PARTICIPANT's benefits under a SAR as in effect immediately prior to such event. All decisions of the BOARD concerning such adjustments, or the lack of them, shall be final and binding for all PARTICIPANTS, Maxus and all other interested parties.

7.   ADMINISTRATION OF THE PLAN

7.1  Administration and Interpretation:
     ---------------------------------

     The PROBAC shall be administered by the BOARD. Subject to the provisions of the PROBAC, the BOARD shall construe the PLAN and all GRANTS thereunder, shall draft any rules it may deem necesary for the proper administration thereof, shall make other determinations necessary or advisable for the administration of the PLAN and shall correct any defect or supply any omission and reconcile any inconsistency in the PLAN or in any right granted thereunder, in the manner and to the extent that the BOARD deems desirable to effectuate the PROBAC. Any action taken or determination made pursuant to the PROBAC shall be final and conclusive on all parties. A PARTICIPANT's acceptance of a grant of SARs and participation under the PROBAC shall imply his full acceptance of the PLAN and BONUS GUIDELINES, as well as his acknowledgment of the binding and conclusive nature of the determinations made by the BOARD.
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7.2  Acceptance of Corporate Action:
     ------------------------------

     A PARTICIPANT shall have no right, by the mere fact of this participation in the PROBAC, to object to YPF's or Maxus' balance sheet, nor to question or oppose any corporate action by YPF or Maxus, notwithstanding its effect, if any, on the EXERCISE VALUE or market value of the SHARES or other ensuing consequences.

7.3  No Claims:
     ---------

     Without limiting Maxus' rights under Subjections 6.1 and 6.2 the termination or amendment of the PLAN shall give no right to any claim or compensaiton whatsoever on the part of any PARTICIPANT other than as specifically set forth herein or in a grant of a SAR.

7.4  References
     ----------

     All references to Sections or Subsections shall be deemed as references to Sections or Subsections here in unless otherwise expressly provided for.

7.5  Captions:
     --------

     All captions in this PLAN are used merely for illustrative purposes and shall not be taken into account in the construction thereof.